Exhibit 99.2

Pro Forma Financial Information

Reconciliation of financial information of Exela Technologies, Inc., as “Parent” and “Reporting Entity” and pro forma financial information of Exela Intermediate LLC, as “Company”, for the period ended September 30, 2022. Capitalized terms used but not defined herein shall have the meanings given in the INDENTURE, dated as of December 9, 2021 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Company, Exela Finance, Inc., the Subsidiary Guarantors party hereto from time to time and U.S. Bank National Association, as trustee.

Notes:

1)	Refer to the form 10-Q filed with the SEC on November 14, 2022 for Exela Technologies, Inc., quarterly filing for the period ended September 30, 2022 ( https://www.sec.gov/ix?doc=/Archives/edgar/data/1620179/000155837022017856/xela-20220930x10q.htm).

2)	A Consolidated Balance Sheet and Consolidated Statements of Operations are provided for the Reporting Entity and the Company to reflect the quantitative pro forma differences between the two as of September 30, 2022. These differences are caused by (i) cash held at the Reporting Entity and Subsidiaries that are not Subsidiaries of the Company (each an “Independent Subsidiary”)(ii) $298 million of Notes held by Independent Subsidiaries (the amounts reflected in current portion of long-term debts for the Company also include $13.4 million of Old Notes now held by Independent Subsidiaries as of February 20, 2023, but not as of September 30, 2022), and (iii)(x) the exclusion of items relating to XBP Europe, Inc. (“XBP Europe”) and (y) the exclusion on a pro forma basis of items related to Exela Enterprise Solutions, Inc. (“EES”), as further described below.

a)	Parent announced on October 10, 2022 that it had entered into a merger agreement relating to XBP Europe (https://www.sec.gov/ix?doc=/Archives/edgar/data/1620179/000110465922107470/tm2227875d1_8k.htm). Prior to entering into this agreement, during the third quarter of 2022, a subsidiary of the Company sold its EMEA business to an Independent Subsidiary and established XBP Europe. Thus XBP Europe and its subsidiaries’ results are excluded from the Company’s Balance Sheet and Consolidated Statements of Operations as shown in the attached. The enterprise value for the sold business was approximately $109.2 million.

b)	On October 24, 2022, a subsidiary of the Company closed on the sale of its onsite business operated by EES along with certain other assets to an Independent Subsidiary. Immediately prior to this transaction EES distributed its business related to (1) federal, state, and local government customers, (2) certain finance and healthcare customers and (3) its digital assets group business to a Subsidiary of the Company that remains a Subsidiary Guarantor. The Company’s Balance Sheet and Consolidated Statements of Operations as shown in the attached have been modified on a pro forma basis to give effect to these EES-related transactions, which occurred after September 30, 2022. The enterprise value for these sold assets was approximately $148.8 million.

3)	The accompanying reconciliation is extracted from the Reporting Entity’s “consolidating” financials and is subject to the following notes:

a)	The financial statements presented are unaudited results.

b)	The financial statements presented are not consolidating financial statements. Consolidation and elimination entries, in particular account categories such as intercompany, investment in subsidiaries, equity and retained earnings and certain other items are not adjusted or eliminated at the levels presented for the Company, XBP Europe and EES.

c)	Push down accounting for past mergers or acquisitions, including goodwill and intangible assets are recorded either at the segment level or Parent level and not at the levels presented for the Company XBP Europe and EES.

d)	EES financials are preliminary and subject to change with regard to grouping and reclassification of account categories and/or updates for additional allocation and related changes within the consolidating financials.

e)	Accounting considerations related to a carve-out entity’s statement of financial position or statement of comprehensive income has not been applied to EES financials, instead, for the purposes of this reconciliation, revenue ratio-based percentage allocation was used to report the balance sheet and specific identification method used for statement of income.

f)	Each of the transactions with Independent Subsidiaries described above are subject to a look back whereby if within six (6) months following their respective closings, (x) the buyer sells, transfers or otherwise exchanges one or more equity interests in a transaction where the price on an aggregate basis would be greater than the purchase price or (y) the Seller presents a report of the fair market value thereof that is greater than the purchase price, then in either event, Buyer shall at its option (i) pay to Seller the amount of such difference in cash within twelve months of the Closing, (ii) return a number of equity interests of equivalent value, or (iii) if the equity has been exchanged for other consideration, an equivalent portion of such other consideration. No accounting entries have been made to reflect these potential transactions.

4)	Rounding: Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided.

Consolidated Balance Sheet (Unaudited)

As of September 30, 2022

(in thousands of United States dollars)

	Exela Technologies, Inc. Consolidated (Reported)	Exela Intermediate LLC (“Company”) Subsidiaries with XBP Europe & EES	XBP Europe and Subsidiaries	EES and Subsidiaries	Proforma Company and Subsidiaries without XBP Europe & EES
Assets
Current assets
Cash and cash equivalents	$10,401	$5,808	$1,506	$376	$3,927
Restricted cash	34,402	34,402			34,402
Related party receivables	504	(11,645)	12,149		(11,645)
Accounts receivable, net of allowance for doubtful accounts	93,600	105,751	31,700		74,051
Inventories, net	17,234	17,234	4,779	295	12,160
Prepaid expenses and other current assets	28,551	28,551	9,412	1,393	17,746
Total current assets	184,690	180,100	59,546	2,064	130,639
Property, plant and equipment, net of accumulated depreciation	68,788	65,013	13,716	1,142	50,154
Operating lease right-of-use assets, net	44,943	44,943	6,135	296	38,513
Goodwill	328,071	328,071	20,295	61,557	246,220
Intangible assets, net	211,659	211,659	1,533	51,693	158,433
Deferred income tax assets	1,279	1,279	8,864		(7,585)
Other noncurrent assets	25,839	23,812	619	1,057	22,136
Total assets	865,270	854,877	110,708	117,808	638,510

Liabilities and Stockholders’ Equity (Deficit)
Liabilities
Current liabilities
Accounts payables	$80,783	$80,783	$13,198	$4,272	$63,313
Related party payables	1,698	(22,464)	24,162		(22,464)
Income tax payable	1,178	1,178		72	1,106
Accrued liabilities	52,795	52,545	18,929	5,753	27,863
Accrued compensation and benefits	52,925	52,817	13,738	208	38,871
Accrued interest	29,430	34,341		179	34,161
Customer deposits	18,278	18,278	929	2,994	14,356
Obligation for claim payment	50,780	50,780			50,780
Deferred revenue	15,681	15,681	6,247	155	9,279
Current portion of finance lease liabilities	4,902	4,902	659	13	4,230
Current portion of operating lease liabilities	13,127	13,127	2,120	223	10,784
Current portion of long-term debts	195,043	122,089	15,684	84	106,321
Total current liabilities	516,620	424,057	95,666	13,951	338,602

Long-term debt, net of current maturities	909,506	1,227,178	3,516		1,223,662
Finance lease liabilities, net of current portion	7,276	7,276	709	10	6,557
Pension liabilities, net	23,165	23,165	22,087		1,078
Deferred income tax liabilities	14,046	14,046			14,046
Long-term income tax liabilities	2,757	2,757			2,757
Operating lease liabilities, net of current portion	34,573	34,573	3,938	111	30,524
Other long-term liabilities	4,888	4,888	1,451	405	3,032
Related party notes payable		(11,164)	11,164		(11,164)
Total liabilities	1,512,831	1,726,776	138,531	14,478	1,609,093

Stockholders’ equity (deficit)
Total stockholders’ deficit	(647,560)	(871,899)	(27,823)	103,330	(970,583)
Total liabilities and stockholders’ deficit	$865,270	$854,877	$110,708	$117,808	$638,510

Consolidated Statements of Income (Unaudited)

Nine months ended September 30, 2022

(in thousands of United States dollars)

	Exela Technologies, Inc. Consolidated (Reported)	Exela Intermediate LLC (“Company”) Subsidiaries with XBP Europe & EES	XBP Europe and Subsidiaries	EES and Subsidiaries	Proforma Company and Subsidiaries without XBP Europe & EES
Revenue	$810,205	$809,956	$136,722	$106,060	$567,174
Cost of Revenue (exclusive of depreciation and amortization	658,623	658,623	103,172	77,424	478,027
Selling, general and administrative expenses	137,604	132,557	22,721	7,255	102,580
Depreciation and amortization	53,942	53,824	3,357	2,895	47,572
Impairment of goodwill and other intangible assets	29,565	29,565			29,565
Related party expense, net	6,189	6,189	7,326		(1,137)
Operating profit (loss)	(75,718)	(70,801)	146	18,485	(89,433)
Other expense (income), net:
Interest expense, net	122,927	136,336	2,094	14	134,228
Other expense (income), net & Debt modification and extinguishment costs (gain), net	16,724	20,284	52		20,232
Sundry expense (income), net	348	348	2,863		(2,515)
Net income (loss) before income taxes	(215,716)	(227,769)	(4,863)	18,472	(241,378)
Income tax expense (benefit)	5,721	5,721	1,933		3,788
Net income / (loss)	$(221,437)	$(233,490)	$(6,796)	$18,472	$(245,166)